UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: November 15, 2004

(Date of earliest event reported)

Bio Tracking Security Inc.

(Exact name of registrant as specified in its charter)

FLORIDA	000-29915	65-0786722
State of incorporation	Commission File Number	IRS Employer Identification Number

1000 De La Gauchetiere West, Suite 2400, Montreal, Qc, H3B 4W5

(Address of principal executive offices)

Tel: (514) 448-7490

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant

On October 29, 2004, Mr. Mr. Angelo Martelli was appointed to the Board of Directors of the registrant as a director. Mr. Amyot will remain on the board of Director as Chairman to assure proper transition over the next quarter.

Mr. Jean-Francois Amyot resigned as President and CEO of the company and the Board of Directors proceeded to nominate Mr. Martelli as President and Chief Executive Officer of the company.

Item 5.02 Resignations of Registrant’s Directors

On October 29, 2004, Jean-Francois nominated Angelo Martelli to the board of directors as a director, whereas Mr. Amyot will remain Chairman to assure proper transition over the next quarter.

Item 7.01 Regulation FD Disclosure

As of October 29, 2004, Mr. Martelli will replace Mr. Jean-Francois Amyot, as President and CEO, and Mr. Amyot will remain on the board of directors as Chairman in the interim, providing the time necessary for Mr. Martelli to familiarize himself with current files and focus on building his management team and plan. Mr. Amyot had accepted an interim role in order to put the corporation back on track and work towards the objective of finding a profitable business model for the corporation thereby creating value for its shareholders. Mr. Martelli’s mandate will be to continue the work initiated by Mr. Amyot and his nomination is effective immediately.

Mr. Martelli is a partner at DS Bancorp, an Investment Banking firm located within Montreal’s international financial district. Mr. Martelli is a Chartered Accountant with extensive experience within the areas of business process improvement, investment analysis, audit and accounting.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit No.	Description
99.1	Press Release of China Xin Network Media Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undesigned hereunto duly authorized.

CHINA XIN NETWORK MEDIA CORPORATION

DATE: November 15, 2004	/s/ Jean-Francois Amyot
Jean-Francois Amyot
President, CEO and Chairman
CXN Media Corp.

Exhibit Index

Exhibit No.	Description
99.1	Press Release of China Xin Network Media Corporation.